Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS FIRST QUARTER 2008 RESULTS

Fee-based Revenues Increased $3.7 million or 4.5% from Sequential Quarter

Fee-based Margin Improved 40 basis points from Sequential Quarter

Emeryville, CA, April 29, 2008 – LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the quarter end March 31, 2008. In a separate release issued today, LECG announced the leaders of its two business segments.

Michael Jeffery, LECG chief executive officer commented, “First quarter results reflect sequential progress in improving our productivity and profitability. Fee-based revenues, though from a lower base, increased four and a half percent over the fourth quarter.  More importantly, earnings per share excluding fourth quarter restructuring charges increased three cents or 23% sequentially. Our core business remains strong, and on a same-expert basis, the contribution to fee-based revenues from our experts increased meaningfully year over year.”

Mr. Jeffery continued, “Our 2008 objectives are to reinvigorate organic growth, create a common culture based on teamwork and collaboration, and continue to improve our financial results.  We have implemented segment-based management with Bill Hamm leading Economics Services and Richard Boulton leading Finance and Accounting Services. Bill and Richard have outstanding expert credentials as well as strong leadership abilities and are accountable day-to-day for the growth, culture transformation and performance of their segments.”

First Quarter 2008 Financial Results

First quarter 2008 revenues decreased two percent to $90.5 million compared to $92.7 million in the first quarter of 2007 and increased $2.3 million or three percent over the fourth quarter of 2007. Net fee-based revenues were $87.2 million in the latest quarter and $88.2 million in the prior year period.  Net fee-based revenues decreased one percent year over year, while organic fee-based revenues decreased three percent.  Net fee-based revenues increased $3.7 million or four and one half percent from $83.4 million in the fourth quarter 2007.  Fee-based margin of 34.4% increased from 33.8% in the first quarter of 2007 and 34.0% in the fourth quarter of 2007.

First quarter 2008 net income was $4.0 million or $0.16 per diluted share, compared to net income of $3.3 million, or $0.13 per diluted share in the first quarter of 2007, and a loss of $2.7 million or $0.11 per share in the fourth quarter of 2007. As adjusted to exclude restructuring charges in prior periods, adjusted earnings from continuing operations per diluted share(2)  was $0.16 in the first quarter of 2007 and $0.13 in the fourth quarter 2007.

Adjusted EBITDA from continuing operations(3) for the first quarter of 2008 was $8.3 million, a four percent decrease from $8.6 million for the first quarter 2007 and a 12 percent increase from $7.4 million in the fourth quarter 2007 (after adjustment to EBITDA from continuing operations in the prior period quarters to exclude restructuring charges).

Operating Metrics

As of March 31, 2008, LECG had 798 billable professionals compared to 831 as of December 31, 2007 and 973 as of March 31, 2007.  As of March 31, 2008, days sales outstanding (DSO) were 125 compared to 107 days at December 31, 2007 and 115 at March 31, 2007.

Revised 2008 Fiscal Year Outlook

For the full year 2008, the company anticipates revenue growth from continuing operations in the mid-single digits and growth in net income per diluted share exceeding revenue growth. Longer-term, the company continues to expect that revenue growth will be in the 8-12% range and that net income per share growth will continue to exceed revenue growth.

Mr. Jeffery concluded, “We are confident that as we execute against our 2008 objectives we will increasingly realize improved financial performance and cultural transformation making the firm the first choice for our clients, our employees, and our shareholders.”

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live broadcast.

About LECG

LECG, a global expert services firm with more than 800 experts and professionals in 29 offices around the world, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for 2008, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may effect actual performance include dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts successfully, intense competition, and potential professional liability. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Investor Contacts

Steven R. Fife, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

(tables follow)

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share data)

(Unaudited)

	Quarter ended
	March 31,		December 31,
	2008	2007	2007
Fee-based revenues, net	$87,171	$88,177	$83,441
Reimbursable revenues	3,331	4,567	4,790
Revenues	90,502	92,744	88,231
Direct cost of services	57,172	59,994	60,154
Reimbursable costs	3,311	4,587	4,513
Cost of services	60,483	64,581	64,667
Gross profit	30,019	28,163	23,564
Operating expenses:
General and administrative expenses	21,301	21,196	22,800
Depreciation and amortization	1,535	1,889	1,845
Operatingincome (loss)	7,183	5,078	(1,081)
Interest and other expense (income), net	474	(154)	14
Income from continuing operations before income taxes	6,709	5,232	(1,095)
Income tax provision (benefit)	2,724	2,119	(488)
Income (loss) from continuing operations Income from operations of discontinued	3,985	3,113	(607)
subsidiary, net of income taxes	—	153	160
Loss on disposal of subsidiary, net of income taxes	—	—	(2,219)
Income (loss) on discontinued operations	—	153	(2,059)
Net income	$3,985	$3,266	$(2,666)
Basic earnings per share:
Income (loss) from continuing operations	$0.16	$0.12	$(0.03)
Income (loss) from discontinued operations	—	0.01	(0.08)
Basic earnings per share	$0.16	$0.13	$(0.11)

Diluted earnings per share:
Income (loss) from continuing operations	$0.16	$0.12	$(0.03)
Income (loss) from discontinued operations	—	0.01	(0.08)
Diluted earnings per share	$0.16	$0.13	$(0.11)

Shares used in calculating net income per share
Basic	25,299	24,860	25,287
Diluted	25,518	25,413	25,287

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$14,595	$21,602
Accounts receivable, net of allowance of $896 and $866	117,289	103,444
Prepaid expenses	6,467	6,156
Deferred tax assets, net	12,311	12,301
Signing and performance bonuses - current portion	15,261	16,162
Income taxes receivable	594	2,674
Other current assets	3,354	2,310
Note receivable- current portion	359	490
Total current assets	170,230	165,139
Property and equipment, net	11,991	12,586
Goodwill	106,834	106,813
Other intangible assets, net	9,333	9,696
Signing and performance bonuses - long-term	45,398	45,523
Deferred compensation plan assets	14,604	15,599
Note receivable - long-term	2,510	2,510
Other long-term assets	4,661	1,453
Total assets	$365,561	$359,319

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$57,737	$64,577
Accounts payable and other accrued liabilities	7,379	7,856
Borrowings under line of credit	13,000	—
Payable for business acquisitions - current portion	487	2,750
Deferred revenue	3,010	2,989
Total current liabilities	81,613	78,172
Deferred compensation plan obligations	12,242	15,133
Deferred tax liabilities	4,505	4,505
Deferred rent liabilities	7,572	7,718
Other long-term liabilities	299	301
	106,231	105,829

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares 25,553,923 and 25,444,678 shares outstanding at March and December 31, 2007, respectively	25	25
Additional paid-in capital	167,699	166,325
Accumulated other comprehensive income	2,952	2,471
Retained earnings	88,654	84,669
Total stockholders’ equity	259,330	253,490
Total liabilities and stockholders’ equity	$365,561	$359,319

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Quarter ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$3,985	$3,266
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	33	75
Depreciation and amortization of equipment and leaseholds	1,172	1,172
Amortization of intangible assets	363	723
Amortization of signing, retention and performance bonuses	4,083	2,792
Tax benefit from option exercises and equity compensation plans	—	34
Equity-based compensation	1,373	1,560
Non cash restructuring charges	—	1,380
Other	(10)	(72)
Changes in assets and liabilities:
Accounts receivable	(13,207)	(7,752)
Signing, retention and performance bonuses paid	(6,287)	(11,091)
Prepaid and other current assets	(779)	(639)
Accounts payable and other accrued liabilities	(702)	(128)
Income taxes	2,064	699
Accrued compensation	(4,360)	719
Deferred revenue	53	715
Deferred compensation plan assets, net of liabilities	(1,895)	27
Deferred rent	(199)	119
Other assets	(3,248)	196
Other liabilities	4	20
Net cash used in operating activities	(17,557)	(6,185)
Cash flows from investing activities
Business acquisitions, net of acquired cash	(2,264)	(14,907)
Purchase of property and equipment	(768)	(1,704)
Other	177	(8)
Net cash used in investing activities	(2,855)	(16,619)
Cash flows from financing activities
Borrowings under revolving credit facility	19,000	5,000
Repayments under revolving credit facility	(6,000)	—
Proceeds from exercise of stock options	—	1,656
Tax benefit from option exercises and equity compensation plans	—	1,052
Other	—	(10)
Net cash provided by financing activities	13,000	7,698
Effect of exchange rates on changes in cash	405	76
Decrease in cash and cash equivalents	(7,007)	(15,030)
Cash and cash equivalents, beginning of year	21,602	26,489
Cash and cash equivalents, end of period	$14,595	$11,459
Supplemental disclosure
Cash paid for interest	$129	$31
Cash paid for income taxes	$3,290	$472

LECG CORPORATION
Reconciliation of Non-GAAP Measures

(in thousands, except per share data)

	Quarter ended
	March 31,		December 31,
	2008	2007	2007

Fee-based revenues, net	$87,171	$88,177	$83,441

Direct cost of services	57,172	59,994	60,154

Adjustments to direct costs of services Restructuring charges	—	(1,638)	(5,080)

Fee-based profit	$29,999	$29,821	$28,367
Fee-based margin	34.4%	33.8%	34.0%

	Quarter ended
	March 31,		December 31,
	2008	2007	2007

Net income (loss)	$3,985	$3,266	$(2,666)
Income from operations of discontinued subsidiary, net of income taxes	—	(153)	(160)
Loss on disposal of subsidiary, net of income taxes	—	—	2,219
Income (loss) from continuing operations	3,985	$3,113	$(607)

Adjustments to net income (loss)
Restructuring charges	—	1,638	6,743
Income tax (provision) benefit (1)	—	(663)	(2,781)

Adjusted income from continuing operations(2)	$3,985	$4,088	$3,355

Adjusted earnings from continuing operations per diluted share(2)	$0.16	$0.16	$0.13

Shares used in calculating adjusted earnings per share
Diluted	25,518	25,413	25,577

	Quarter ended
	March 31,		December 31,
	2008	2007	2007

Net income (loss)	$3,985	$3,266	$(2,666)
Income from operations of discontinued subsidiary, net of income taxes	—	(153)	(160)
Loss on disposal of subsidiary, net of income taxes	—	—	2,219
Income (loss) from continuing operations	$3,985	$3,113	$(607)

Provision for income tax expense	2,724	2,119	(488)
Interest expense (income), net	54	(129)	(103)
Depreciation and amortization expense	1,535	1,889	1,845

EBITDA from continuing operations (3)	8,298	6,992	647

Adjustments to EBITDA from continuing operations
Restructuring charges	—	1,638	6,743

Adjusted EBITDA from continuing operations(3)	$8,298	$8,630	$7,390

(1)          Adjusted net income and adjusted diluted earnings per share exclude restructuring charges incurred in the period and assume a 40.5% tax rate in the quarter ended March 31, 2007 and a 41.2% tax rate in the quarter ended December 31, 2007.

(2)          Adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share are non-GAAP financial measures.  Adjusted income from continuing operations excludes restructuring charges relating to the implementation of the recovering value plan in 2007.  Adjusted earnings from continuing operations per diluted share is calculated using adjusted income from continuing operations divided by diluted shares.  The Company regards adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(3)          EBITDA from continuing operations and Adjusted EBITDA from continuing operations are non-GAAP financial measures.  EBITDA from continuing operations is defined as income from continuing operations before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA from continuing operations excludes restructuring charges relating to implementation of the recovering value plan in 2007. The Company regards EBITDA from continuing operations and Adjusted EBITDA from continuing operations as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.